Exhibit 10.17

DISTRIBUTOR AGREEMENT

Party A: Xi’an Qinba Pharmaceutical Co., Ltd.

Party B: Xi’an KangJian Pharmaceutical Co., Ltd.

The parties hereto, on the basic of principles for equality and mutual benefit, through amicable negotiations, agreed the following agreement:

1.

After inspected by Party A, agreed Party B to be the first class distributor of northwest area and distribute series of medicine made by Party A.

2.

The price of products Party A offered to Party B as following:

NO.	Product name	Specification	Price	Quantity (box/bottle)	Annual sales (box/bottle)
1	Zhike Pipa Lu	120ml*120bottle/piece	3.50/bottle
2	Qiangli Pipa Lu	100ml*120bottle/piece	3.20/bottle
3	Fei’er Tangjiang	100ml*120bottle/piece	3.50/bottle
4	Xiao’er Zhike Tangjiang	100ml*80 bottle/ piece	3.50/bottle
5	Fufang Huzhang Anmin Pian	12*2*400box/ piece	2.80/box
6	Fufang Qiguanyan Pian	12*2*600 box/ piece	1.60/box
7	Qinghuo Zhimai Pian	12*2*600 box/ piece	0.70/box
8	Pediatric Paracetamol Atificial Cow-bezoar and Chlorphenamine Maleate Granules	6g*9*150 box/ piece	2.40/box
9	Yinhua Ganmao Keli	20g*6*150 box/ piece	4.50/box
10	Norfloxacin Capsules	12*2*600 box/ piece	1.25/box
11	125ml Zedoary Turmeric Oil and Glucose Injection	125ml*60 bottle/ piece	5.30/box
12	250ml Zedoary Turmeric Oil and Glucose Injection	250ml*30 bottle/ piece	2.10/box
13	Procaine Hydrochloride Injection	2ml*10*240 box/ piece	0.50/box
14	Xanthinol Nicotinate Tablets	12*2*240 box/ piece	4.80/box

15	Runhou Yaocha	3g*6*400 box/ piece	3.20/box
16	Baixuanxiatare Pian	12*2*300 box/ piece	6.80/box

3.

Supply mode

Party A provides Party B goods valued 50,000RMB at the first time. Specific quantity and specifications of distribution shall executive according to Party B’s purchasing plan.

4.

Party B shall provide sheets about product’s purchase-sell-stock-flow monthly to Party A.

5.

Party A returns profits to Party B according to annual real sales. Specific rebates refer to attachment 1.

6.

Draw up invoices.

Party A draws up invoices to Party B according to the supply price, specifications and quantity agreed in this agreement.

7.

Sales mode

Party A uses franchise chain sales mode under the promotion of professional academic. That is to joint with pharmaceutical commercial company, use chain network to distribute and expand the occupancy of rural terminals. Promote the brand with its scale and form the scale effect relying on advantage of product quantity and expansion of sales area.

Party A organizes experts and professionals to convene professional academic forum and imparts relevant medicine knowledge to terminal client to increase professional level of client and increase the confidentiality and loyalty of client in order to expand the quantity of client and make them be the long-standing cooperation union. Expand the coverage of Party A’s products through the county and district chain network and set up solid cooperation through promotion of professional academic to accomplish the aim of reducing the operation cost and increasing the profit space.

8.

Quality assurance

1.

Party A is responsible for the supplied product’s quality during the product’s guarantee period. Party B shall stop selling and report to Party A within 24 hours to let Party A deal with it quickly if quality problem (unless it is arised by Party B from the improper storage) occurs.

2.

Party A shall provide “Quality Inspection Report” to Party B according to the supplied product’s NO. At the same time, Party A is responsible for the validity of the data in “Quality Inspection Report”

3.

Quality standard: in accordance with state quality standard.

9.

Advertisements:

1.

Party A is responsible for the costs occurred in the work of products advertisements and market promotion.

2.

According to Party B’s demand, Party A shall assist Party B in advertising and promoting activities. Including provide relevant documents issued by the manufacturing factory to Party B in advertising. Send relevant person to explain the knowledge of both the company and its products according to Party B’s sales status. Costs are Party A’s account.

3.

The advertisement is limited in the advertisements of Party A’s product itself. Costs are Party A’s account.

10.

Sales tasks

Party B sells Party A’s products and its annual sales income shall reach 10,000RMB.

11.

Obligations

1.

Party A shall deliver goods to Party B’s appointed warehouse within 7 days after received Party B’s medicine purchasing plan.

2.

Party B shall regulate the purchasing time, quantity and specifications in the form of contract according to the agreement. There can be no reason for Party B to stop purchase and sell when Party A does not breach the agreement.

3.

Party B shall settle the loans according to the agreement.

4.

Party B is responsible for all the claims and debts in the sales process.

12.

Duration

The duration of this agreement is one year, from March 23rd 2007 to December 31st 2007

13.

Settlement way and time

5.

Both parties agreed to pay in the first way of the following.

⑴   transfer cheque ⑵ cable transfer  ⑶ bank draft  ⑷ others

6.

Settlement deadline:

According to the goods Party A supplied, both parties send person to examine the storage and sales on the 25th each month. Pay clearly all the money within 5 days according to the real sales.

7.

Party B shall pay clearly all the distribution money referred in this agreement before December 25th in this year. After that Party A shall return the profits within 10 days at one time.( When returning profits, Party B shall provide operative instrument in the same amount )

14.

Breach of agreement

Whoever breaks the Agreement shall be settled by negotiation. Should such breach of agreement fail, such dispute should be arbitrated by Xi’an Arbitration Committee.

15.

The agreement has two identical originals, each party retains one.

Party A Xi’an Qinba Pharmaceutical Co, Ltd	Party B
Delegate	Delegate
Telephone 029-82098916	Telephone
Account bank	Account bank
Account No.	Account NO.
Address Zhengxin Mansion,	Address
No.5 of 1st Gaoxin Road, Xi’an City
Date	Date

	Zhike Pipa Lu	Qiangli Pipa Lu	Fei’er Tangjiang	Xiao’er Zhike Tangjiang	Fufang Huzhang Anmin Pian	Fufang Qiguanyan Pian	Qinghuo Zhimai Pian	Yinhua Ganmao Keli	Pediatric Paracetamol Atificial Cow-bezoar and Chlorphenami ne Maleate Granules	Norfloxacin Capsules	Zedoary Turmeric Oil and Glucose Injection	Lappaconitine Hydrobromide f	Procaine Hydrochloride Injection	Runhou Yaocha	Chengpi Tincture
Within 100,000 Yuan	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%
100,000- 200,000 Yuan	3%	3%	3%	3%	3%	2%	2%	3%	3%	2%	3%	3%	2%	3%	3%
200,000- 300,000 Yuan	3.50%	3.50%	3.50%	3.50%	3.50%	2.50%	2.50%	3.50%	3.50%	2.50%	3.50%	3.50%	2.50%	3.50%	3.50%
300,000-4 00,000 Yuan	4%	4%	4%	4%	4%	3%	3%	4%	4%	3%	4%	4%	3%	4%	4%
400,000- 500,000 Yuan	4.50%	4.50%	4.50%	4.50%	4.50%	3.50%	3.50%	4.50%	4.50%	3.50%	4.50%	4.50%	3.50%	4.50%	4.50%
Above 500,000 Yuan	5%	5%	5%	5%	5%	4%	4%	5%	5%	4%	5%	5%	4%	5%	5%